Euronet Worldwide Acquires XE, the World’s Trusted Currency Authority

XE Brings Industry Leading Online Presence and Digital Expertise to Euronet’s Money Transfer Business

LEAWOOD, Kansas - July 6, 2015 - Euronet Worldwide, Inc. (NASDAQ:EEFT), a leading electronic payments provider, today announced it has acquired XE, a global leader in digital foreign exchange information.

XE has established itself as the world’s leading provider of currency related data, fulfilling more than 2.9 billion annual requests. XE’s XE.com and x-rates.com websites draw more than 1.6 billion total page views from more than 200 million unique visitors per year, while its mobile app has achieved more than 35 million downloads and three billion rate requests since it was launched in 2009. These user statistics consistently rank XE in the top 500 global websites, comparable to leading brands such as Reuters, Samsung and the Wall Street Journal according to Alexa.com, an analytics website. Additionally, XE ranks as one of the top five business news sites globally, sharing recognition with respected brands such as Bloomberg and The Wall Street Journal, according to similarweb.com, a digital measurement company.

XE earns revenue from two services tied to currency exchange rates: currency data and international payments; the company earns subscription-based fees for delivering global currency exchange rate data through its proprietary currency data API and it earns transaction-based revenue from XE Trade Money Transfers, its online international payments service made available to businesses and consumers through an outsourced service contract. And, because the XE.com website is trusted and highly visited, XE attracts advertisers who place ads on the site.

Euronet’s money transfer division has grown operating income at a 25% compounded annualized rate since Ria was purchased in 2007. Through investments in Ria Digital and the May 2014 acquisition of HiFX, Euronet has consistently enhanced its robust traditional, cash-based money remittance business with a high-growth, Internet-based, international remittance and payments product suite targeted at consumers and small-to-medium sized businesses. The acquisition of XE provides Euronet an incredibly large Internet presence and user base attuned to foreign currency, while Euronet offers XE breadth and depth in foreign currency products, a strong balance sheet and geographic expansion opportunities.

“Euronet’s vision is to become the global leader in digital money transfer and XE is one more milestone towards that goal,” said Michael J. Brown, Euronet’s Chairman and CEO. “Building a brand and generating high quality traffic to your digital properties require some of the heaviest investment when constructing a digital business. XE has made that investment and in doing so, has become a top 500 global website and the world’s top currency site, serving more than 200 million unique visitors annually - 49% of which have a payment need according to a recent poll of XE users. This strong brand presence speaks to the quality and potential of this asset. Ria and HiFX bring XE many of the products and capabilities that the XE team and their customers need, while XE brings Euronet the exposure and high quality traffic that would have taken us a decade to build. With almost half of XE’s visitors needing to make an international payment, you can really see why we are so excited about the combined opportunity and look forward to becoming the leading global digital international payments provider.”

“XE has found a home,” said Steven Dengler, XE co-founder and CEO. “XE’s online presence and brand, combined with Euronet’s product and geographic capabilities, have the potential to propel XE’s growth well beyond anything we might have achieved on our own. We are pleased to combine the knowledge and capabilities of our leadership team and employees with that of Ria and HiFX in order to achieve Euronet’s strategic goals.”

Euronet will use approximately $60 million from its revolving credit agreement together with approximately 640,000 Euronet shares and an undisclosed amount of cash to complete the acquisition. XE’s foreign currency payments are currently processed through a vendor, and Euronet expects XE’s annual revenue of approximately $10 million to improve to approximately $22 million once the payments processing is converted to Euronet’s platform at HiFX. XE will be consolidated into Euronet’s money transfer segment and the Company expects the impact of this acquisition on consolidated cash earnings per share will be neutral in the first full year of combined operations.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 20,863 ATMs, approximately 76,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 47 countries; card software solutions; a prepaid processing network of approximately 672,000 POS terminals at approximately 308,000 retailer locations in 34 countries; and a global money transfer network of approximately 246,000 locations serving 138 countries. With corporate headquarters in Leawood, Kansas, USA, and 54 worldwide offices, Euronet serves clients in approximately 165 countries. For more information, please visit the Company's website at www.euronetworldwide.com.

About XE:
Founded in 1993, XE has become the world's trusted currency authority. Serving 30 million unique visitors each month, XE offers a variety of tools and services such as the XE Currency Converter and XE Market Analysis. The XE Currency app has been installed more than 35 million times, making it the most popular foreign exchange app on the market. Since 2002, XE Trade Money Transfers has processed over $12 billion in global payments for businesses and individuals around the world. Additionally, thousands of corporate clients, from SMEs to Fortune 500 companies, rely on XE's Currency Data Service for commercial foreign exchange rate integration. For more information visit www.xe.com.

Forward-Looking Statements in this Press Release

Any statements contained in this press release that concern Euronet or its management’s intentions, expectations, or predictions of future performance, including those relating to XE, are forward-looking statements. Euronet’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: Euronet’s ability to successfully integrate XE after the closing; XE’s ability to maintain its growth rates; conditions in world financial markets and general economic conditions, including economic conditions in specific countries or regions; technological developments affecting the market for Euronet's and XE’s products and services; the ability of Euronet and XE to successfully introduce new products and services; foreign currency exchange rate fluctuations; and changes in laws and regulations affecting Euronet's and XE’s business. These risks and other risks are described in Euronet's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting Euronet or the SEC. Any forward-looking statements made in this press release speak only as of the date of this press release. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Euronet regularly posts important information to the investor relations section of its website.

For further information regarding this release, please contact:

Euronet Worldwide, Inc.
Stephanie Taylor
staylor@euronetworldwide.com
(913) 327-4200